EXHIBIT 99.1

Spherix Issues A Litigation Update

BETHESDA, MD, July 2, 2015 /PRNewswire/ -- Spherix Incorporated (Nasdaq: SPEX) -- an intellectual property development company committed to the fostering and monetization of intellectual property, today announced a litigation update.

In the matter of Spherix Incorporated v. Verizon Services Corp. et al., Case No. 1:14-cv-00721-GBL-TCB, in the United States District Court for the Eastern District of Virginia, the Court issued a Markman Order on July 1, 2015 interpreting certain key claims in favor of the Defendants on the one (1) patent at issue in the case. In light of the Court’s Markman decision on the one patent, the Court also granted the Defendants’ Motion for Summary Judgment. The other twenty (20) patents being asserted by Spherix in other cases were not affected by the ruling. Moreover, the patent infringement claims being brought in the second suit filed against Verizon were not affected and that case against Verizon continues.

Anthony Hayes, CEO of Spherix stated, “We are disappointed by the judge’s decision in this case. At this stage, we are reviewing the Court’s decision, analyzing the appealable issues and considering all our options. However, it is important to remember that the benefit of having over twenty different patents in litigation against multiple defendants is the ability to sustain a litigation setback and still retain multiple additional "shots on goal". In fact, we have more than twenty other shots on goal and I am confident we will get several of those shots into the goal.

Moreover, it is important to remember that the infringement claims being brought in our other cases are completely unaffected by the one patent at issue in this case. There is no legal impact on our other cases. We additionally have a second case pending against Verizon that asserts several standard essential patents and we are continuing that litigation. We further note that Spherix did well in the Markman Orders against VTech and Uniden and those cases are set for trial. To be clear, Spherix will continue to monetize our portfolio of over three hundred (300) patents for the benefit of our shareholders and we are analyzing strategic partnerships that may help foster growth, as well as other forms of monetization.

A famous quote is that you will miss one hundred percent of the shots you don’t take. I encourage our investors to understand that we are committed to monetizing this portfolio and doing our best to maximize the value of all these assets. We cannot guarantee a result in any particular case, but we are committed to getting as many shots into the goal as possible.”

About Spherix

Spherix Incorporated was launched in 1967 as a scientific research company. Spherix is committed to advancing innovation by active participation in the patent market. Spherix draws on portfolios of pioneering technology patents to partner with and support product innovation.

Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Investor Relations:             Hayden IR

Brett Mass, Managing Partner

Phone: (646) 536-7331

Email: brett@haydenir.com

www.haydenir.com

Spherix: Phone:                  (703) 992-9325

Email: info@spherix.com

www.spherix.com